EXHIBIT 99.1


Investor Contact: Ken Jones
                  864-597-8658
                                                                   NEWS RELEASE
Media Contact:    Debbie Atkins
                  864-597-8361


             DENNY'S CORPORATION REPORTS THIRD QUARTER 2004 RESULTS
         - Recapitalization Complete; Strong Sales Momentum Continues -

         SPARTANBURG, S.C., October 28, 2004 - Denny's Corpororation (OTCBB:
DNYY) today reported results for its third quarter ended September 29, 2004. Highlights included:

o September marked Denny's thirteenth consecutive month of positive same-store sales.
o Same-store sales for the third quarter increased 6.8% at company units and 6.6% at franchised units.
o Total operating revenue increased $8.8 million, or 3.7%, to $247.1 million for the quarter.
o Operating income increased $2.7 million to $15.6 million for the quarter.
o Net loss for the quarter was $11.8 million, which included $9.7 million of recapitalization related costs, compared with last year's net loss of $6.3 million.
o Denny's ended the quarter with 553 company units, down 9 from the same time last year, and 1,056 franchised and licensed units, down 28 from last year.
o Denny's completed a comprehensive balance sheet recapitalization.
  - Raised $92 million through the sale of 48 million shares of common stock
  - Refinanced prior bank facility with $420 million of new senior secured credit facilities
  - Completed the sale of $175 million of 10% Senior Notes (subsequent to quarter end)
  - Used net proceeds from new bank facility and new senior notes to refinance higher cost debt and extend debt maturities

         "We are pleased to report continued strong sales growth and margin improvement during the third quarter. Increases in both guest counts and check average during the quarter are especially encouraging, particularly since cautious consumer sentiment has contributed to softened results for many of our competitors," said Nelson J. Marchioli, President and Chief Executive Officer, commenting on Denny's results for the third quarter.

         "Now that we have successfully completed the recapitalization, our stronger balance sheet and significantly lower interest costs position us well to drive further growth in sales and earnings. Given the positive momentum of our results over the last few quarters, we remain optimistic about the fourth quarter and our ability to maintain that momentum in 2005," Marchioli concluded.

Third Quarter Results

         Denny's reported total operating revenue for the third quarter of $247.1 million, up $8.8 million from the prior year quarter. Company restaurant sales increased $8.8 million to $224.3 million as a same-store sales increase of 6.8% more than offset a 9-unit decline in company-owned restaurants. In addition, revenue was negatively affected by hurricanes and severe weather during August and September, which caused an estimated 407 lost store days at company-owned units, or approximately $2 million in lost sales. Franchise revenue was flat at $22.8 million as a 6.6% same-store sales increase offset a 28-unit decline in franchised restaurants.

         Company restaurant operating margin for the third quarter increased by
2.1 percentage points to 13.5% of company sales compared with 11.4% of sales last year. A 1.3 percentage point decrease in payroll and benefit costs accounted for most of the margin improvement. Lower health benefit costs as well as more efficient labor scheduling offset an increase in restaurant-level incentive compensation. Product costs as a percentage of sales were nearly flat this quarter as higher commodity costs have been effectively mitigated by managing menu mix and implementing selective price increases. While company restaurant operating margin in the third quarter improved over last year, certain costs such as worker's compensation and utilities expense have increased from the second quarter of this year.

         General and administrative expenses for the third quarter increased $4.7 million due primarily to higher incentive compensation expense (approximately $2.8 million) as well as the incurrence of recapitalization related expenses (approximately $1.4 million).

         Operating income for the quarter increased $2.7 million to $15.6 million, reflecting higher sales and improved margins.

         Net loss for the third quarter was $11.8 million, or $0.14 per diluted common share, compared with last year's third quarter net loss of $6.3 million, or $0.15 per diluted common share. This year's net loss included $9.7 million of nonoperating expenses resulting from debt repurchase premiums and related costs in connection with the recapitalization (as further described below).

Recapitalization

         In July, Denny's closed a $92 million private placement of approximately 48 million shares of its common stock sold at a price of $1.90 per share with the net proceeds used to repay indebtedness. In September, Denny's refinanced its prior bank credit facility with a new $420 million facility. The new facility consists of a $75 million, four-year revolving credit facility, a $225 million, five-year first lien term loan and a $120 million, six-year second lien term loan. A portion of the term loan proceeds were used to repurchase senior notes in September with the remaining balance (approximately $236 million) held in cash pending completion of the recapitalization in October.

         Subsequent to quarter end, Denny's completed the sale of $175 million of 10% Senior Notes due 2012. Combined with the remaining term loan proceeds held in cash, the proceeds from the notes offering were used to repurchase the balance of Denny's 12.75% notes and 11.25% notes and pay associated premiums, transaction expenses and accrued interest.

         At quarter end, Denny's new $75 million revolver had no outstanding revolver advances, while letters of credit were $39.6 million, leaving net availability of $35.4 million. As of today, the revolver continues to have no funded borrowings, while letters of credit have decreased slightly to $39.5 million. After giving effect to the full recapitalization, Denny's debt balances consist of $225 million of first lien term loans, $120 million of second lien term loans, $175 million of senior notes and approximately $32 million of capital leases and other debt.

Further Information

         Denny's will host its quarterly conference call for investors and analysts today, Thursday, October 28, 2004 at 1:00 p.m. EST. Interested parties are invited to join a live, listen only broadcast of the conference call. The call may be accessed through our website at www.dennys.com. On the front page of the website, follow the link to "About Us;" then follow the link to "Investor Info;" and then select the "Live Webcast" icon. A replay of the call may be accessed at the same location later in the day and will remain available for at least 30 days.

         Denny's is America's largest full-service family restaurant chain, consisting of 553 company-owned units and 1,056 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website referenced above.

         Certain matters discussed in this release may constitute forward looking statements involving risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Factors that could cause actual performance to differ materially from the performance indicated by such statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (and in the Company's subsequent quarterly reports on Form 10-Q).

                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                                 Quarter                    Quarter
                                                                  Ended                      Ended
                                                                 9/29/04                    9/24/03
                                                             ---------------            --------------
                                                             (In thousands, except per share amounts)
Revenue:
  Company restaurant sales                                 $      224,330             $      215,573
  Franchise and license revenue                                    22,815                     22,817
                                                             ---------------            --------------
    Total operating revenue                                       247,145                    238,390
                                                             ---------------            --------------
Costs of company restaurant sales                                 194,020                    190,945
Costs of franchise and license revenue                              6,948                      6,801
General and administrative expenses                                16,727                     11,982
Depreciation and amortization                                      13,529                     15,254
Restructuring charges and exit costs                                1,080                         70
Impairment charges                                                    195                      1,190
Gains on disposition of assets and other, net                        (998)                      (778)
                                                             ---------------            --------------
    Total operating costs and expenses                            231,501                    225,464
                                                             ---------------            --------------
Operating income                                                   15,644                     12,926
                                                             ---------------            --------------
Other expenses:
  Interest expense, net                                            17,556                     18,990
  Other nonoperating expense (income), net                          9,699                        (57)
                                                             ---------------            --------------
    Total other expenses, net                                      27,255                     18,933
                                                             ---------------            --------------
Loss before income taxes                                          (11,611)                    (6,007)
Provision for income taxes                                            202                        266
                                                             ---------------            --------------
Net loss                                                   $      (11,813)            $       (6,273)
                                                             ===============            ==============


Basic and diluted net loss per share                       $        (0.14)            $        (0.15)
                                                             ===============            ==============

Basic and diluted weighted average shares outstanding              86,614                     40,743
                                                             ===============            ==============


                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                             Three Quarters              Three Quarters
                                                                  Ended                      Ended
                                                                 9/29/04                    9/24/03
                                                             ----------------            ---------------
                                                              (In thousands, except per share amounts)
Revenue:
  Company restaurant sales                                 $      649,998              $      623,474
  Franchise and license revenue                                    66,283                      65,817
                                                             ----------------            ---------------
    Total operating revenue                                       716,281                     689,291
                                                             ----------------            ---------------
Costs of company restaurant sales                                 563,627                     554,601
Costs of franchise and license revenue                             21,165                      20,071
General and administrative expenses                                46,136                      38,229
Depreciation and amortization                                      41,941                      43,931
Restructuring charges and exit costs                                  666                        (866)
Impairment charges                                                    692                       1,889
Gains on disposition of assets and other, net                      (1,230)                     (5,647)
                                                             ----------------            ---------------
    Total operating costs and expenses                            672,997                     652,208
                                                             ----------------            ---------------
Operating income                                                   43,284                      37,083
                                                             ----------------            ---------------
Other expenses:
  Interest expense, net                                            56,481                      57,196
  Other nonoperating expense (income), net                          9,635                        (177)
                                                             ----------------            ---------------
    Total other expenses, net                                      66,116                      57,019
                                                             ----------------            ---------------
Loss before income taxes                                          (22,832)                    (19,936)
Provision for income taxes                                            609                         796
                                                             ----------------            ---------------
Net loss                                                   $      (23,441)             $      (20,732)
                                                             ================            ===============


Basic and diluted net loss per share                       $        (0.42)             $        (0.51)
                                                             ================            ===============

Basic and diluted weighted average shares outstanding              56,312                      40,666
                                                             ================            ===============


                               DENNY'S CORPORATION
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                                      9/29/04               12/31/03
                                                                 -----------------      -----------------
                                                                             (In thousands)
ASSETS
Current Assets
  Cash and cash equivalents                                    $       27,342         $        7,363
  Restricted cash                                                     216,423                     --
  Other                                                                24,223                 24,894
                                                                 -----------------      -----------------
                                                                      267,988                 32,257
                                                                 -----------------      -----------------

Property, net                                                         283,901                296,995
Goodwill                                                               50,404                 50,404
Intangible assets, net                                                 78,900                 83,879
Other assets                                                           48,480                 43,117
                                                                 -----------------      -----------------
     Total Assets                                              $      729,673         $      506,652
                                                                 =================      =================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
  Current maturities of notes and debentures                   $          410         $       51,714
  Current maturities of capital lease obligations                       3,338                  3,462
  Accounts payable and other accrued liabilities                      127,829                137,549
                                                                 -----------------      -----------------
                                                                      131,577                192,725
                                                                 -----------------      -----------------
Long-Term Liabilities
  Notes and debentures, less current maturities                       733,345                509,593
  Capital lease obligations, less current maturities                   27,708                 28,728
  Other                                                                83,266                 88,538
                                                                 -----------------      -----------------
                                                                      844,319                626,859
                                                                 -----------------      -----------------
     Total Liabilities                                                975,896                819,584
     Total Shareholders' Deficit                                     (246,223)              (312,932)
                                                                 -----------------      -----------------
     Total Liabilities and Shareholders' Deficit               $      729,673         $      506,652
                                                                 =================      =================





                             Long-Term Debt Balances

                                              Pro Forma (1)
                                               9/29/04                9/29/04                12/31/03
                                           ----------------       ----------------       ----------------
                                                                  (In thousands)

Bank revolver                           $                0     $                0     $           11,100
First lien term loans                              225,000                225,000                 40,000
Second lien term loans                             120,000                120,000                     --
Capital leases and other debt                       32,421                 32,421                 34,019
10.00% senior notes due 2012                       175,000                     --                     --
12.75% senior notes due 2007                            --                 36,544                120,389
11.25% senior notes due 2008                            --                343,920                378,970
                                           ----------------       ----------------       ----------------
                                                   552,421                757,885                584,478

Premium on 11.25% notes                                 --                  6,916                  9,019
                                           ----------------       ----------------       ----------------
   Total Debt                           $          552,421     $          764,801     $          593,497
                                           ================       ================       ================

(1) Represents the 9/29/04 balances pro forma for recapitalization transactions that occurred subsequent to quarter end.


                               DENNY'S CORPORATION
                           Quarterly Operating Margins
                                   (Unaudited)

                                                          Quarter                     Quarter
                                                           Ended                       Ended
(In millions)                                             9/29/04                     9/24/03
                                                    ---------------------       ---------------------
Total operating revenue (1)                       $    247.1     100.0%       $     238.4   100.0%

Company restaurant operations: (2)
   Company restaurant sales                            224.3     100.0%             215.6   100.0%
   Costs of company restaurant sales:
      Product costs                                     58.3      26.0%              56.2    26.1%
      Payroll and benefits                              91.9      41.0%              91.1    42.3%
      Occupancy                                         12.8       5.7%              12.3     5.7%
      Other operating costs:
         Utilities                                      10.5       4.7%              10.2     4.7%
         Repairs and maintenance                         4.9       2.2%               4.9     2.3%
         Marketing                                       7.2       3.2%               7.8     3.6%
         Other                                           8.4       3.7%               8.4     3.9%
                                                     ---------------------       ---------------------
   Total costs of company restaurant sales             194.0      86.5%             190.9    88.6%
                                                     ---------------------       ---------------------
   Company restaurant operating margin (4)        $     30.3      13.5%       $      24.6    11.4%
                                                     ---------------------       ---------------------

Franchise operations: (3)
   Franchise and license revenue                        22.8     100.0%              22.8   100.0%
   Costs of franchise and license revenue                6.9      30.5%               6.8    29.8%
                                                    ---------------------       ---------------------
    Franchise operating margin (4)                 $    15.9      69.5%       $      16.0    70.2%
                                                    ---------------------       ---------------------

Total operating margin (1)(4)                     $     46.2      18.7%       $      40.6    17.0%

Other operating expenses: (1)(4)
   General and administrative expenses                  16.7       6.8%              12.0     5.0%
   Depreciation and amortization                        13.5       5.5%              15.3     6.4%
   Restructuring, exit costs and impairment              1.3       0.5%               1.3     0.5%
   Gains on disposition of assets and other, net        (1.0)     (0.4%)             (0.8)   (0.3%)
                                                    ---------------------       ---------------------
   Total other operating expenses                 $     30.5      12.4%       $      27.7    11.6%
                                                    ---------------------       ---------------------

Operating income (1)                              $     15.6       6.3%       $      12.9     5.4%
                                                    =====================       =====================


  (1) As a percentage of total operating revenue
  (2) As a percentage of company restaurant sales
  (3) As a percentage of franchise and license revenue
  (4) Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margins may be considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with accounting principles generally accepted in the United States of America.

                               DENNY'S CORPORATION
                              EBITDA Reconciliation
                                   (Unaudited)

                                                       Quarter            Quarter            Three Quarters     Three Quarters
                                                        Ended              Ended                 Ended              Ended
(In millions)                                          9/29/04            9/24/03               9/29/04            9/24/03
                                                   ---------------    ----------------      ----------------   ----------------

Net loss                                         $         (11.8)   $          (6.3)      $         (23.4)   $         (20.7)

Provision for income taxes                                   0.2                0.3                   0.6                0.8
Interest expense, net                                       17.6               19.0                  56.5               57.2
Depreciation and amortization                               13.5               15.3                  41.9               43.9

                                                   ---------------    ----------------      ----------------   ----------------
EBITDA (1)                                       $          19.5    $          28.2       $          75.6    $          81.2
                                                   ===============    ================      ================   ================


    (1) We believe that, in addition to other financial measures, EBITDA is an appropriate indicator to assist in the evaluation of our operating performance because it provides additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs. However, EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with accounting principles generally accepted in the United States of America.


                                                       Quarter            Quarter            Three Quarters     Three Quarters
                                                        Ended              Ended                 Ended              Ended
(In millions)                                          9/29/04            9/24/03               9/29/04            9/24/03
                                                   ---------------    ----------------      ----------------   ----------------

Other financial data: (2)

Restructuring charges and exit costs             $           1.1    $           0.1       $           0.7    $          (0.9)
Impairment charges                                           0.2                1.2                   0.7                1.9
Gains on disposition of assets and other, net               (1.0)              (0.8)                 (1.2)              (5.6)
Other nonoperating expense (income), net                     9.7               (0.1)                  9.6               (0.2)


    (2) The line items in this section are components of both net income and EBITDA as shown above.


                               DENNY'S CORPORATION
                                Statistical Data
                                   (Unaudited)

                                                Quarter          Three Quarters
Same-Store Sales                                 Ended               Ended
(increase/(decrease) vs. prior year)            9/29/04             9/29/04
                                            ----------------    -----------------
Company-Owned Same-Store Sales                      6.8%                 5.9%
   Guest Check Average                              3.8%                 3.4%
   Guest Counts                                     2.9%                 2.4%

Franchised Same-Store Sales                         6.6%                 6.0%



                                                Quarter             Quarter          Three Quarters      Three Quarters
Aggregate Unit Sales                             Ended               Ended               Ended               Ended
($ in millions)                                 9/29/04             9/24/03             9/29/04             9/24/03
                                            ----------------    -----------------   -----------------   -----------------

   Company-Owned Units                    $       224.3       $        215.6      $       650.0       $        623.5



                                                Quarter             Quarter          Three Quarters      Three Quarters
Average Unit Sales                               Ended               Ended               Ended               Ended
($ in thousands)                                9/29/04             9/24/03             9/29/04             9/24/03
                                            ----------------    -----------------   -----------------   -----------------

   Company-Owned Units                    $       408.2       $        384.5      $     1,174.1       $      1,111.5



                                                                  Franchised
Restaurant Units                                Company            & Licensed            Total
                                            ----------------    ----------------    -----------------

Ending Units 9/24/03                              562                1,084               1,646

   Units Opened                                     0                   14                  14
   Units Acquired/Reacquired                        1                   (1)                  0
   Units Refranchised                              (1)                   1                   0
   Units Closed                                    (9)                 (42)                (51)
                                            ----------------    ----------------    -----------------
      Net Change                                   (9)                 (28)                (37)

Ending Units 9/29/04                              553                1,056               1,609
